UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2005

Artesyn Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida		33434-4105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 451-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2005, Artesyn Technologies, Inc. (the “Registrant”) entered into a Confidentiality, Standstill and Board Representation Agreement (the “Agreement”) with JANA Partners LLC (“JANA”).  The agreement gives JANA the ability to participate in discussions concerning potential strategic alternatives for the Registrant, while assuring the Registrant and its Board of Directors the confidentiality of information provided by the Registrant.  Pursuant to the Agreement, the Registrant and JANA have entered into a six (6) month standstill period during which JANA has agreed to refrain from taking certain actions with respect to the Registrant, including, but not limited to, a proxy solicitation.  JANA will not be subject to these restrictions if the Registrant pursues certain material courses of action.  Also pursuant to the Agreement, the Registrant agreed to increase the size of its Board by one seat and fill the newly created seat by electing a designee mutually agreed upon by the Registrant and JANA, who initially shall be Marc A. Weisman.  A copy of the Agreement is attached hereto as Exhibit 10.1 and a copy of the press release issued by the Registrant regarding its entry into the Agreement is attached hereto as Exhibit 99.1.

On July 13, 2005, the Registrant agreed to amend and restate the terms of employment of its interim Chief Financial Officer and Vice President – Finance, Gary Larsen.  In the event that Mr. Larsen remains employed by the Registrant in the interim Chief Financial Officer capacity until such time as a permanent Chief Financial Officer is appointed and commences employment in that capacity, or if there is a change of control of the Registrant and no permanent Chief Financial Officer is appointed within two months thereafter, Mr. Larsen is entitled to certain agreed upon bonus payments.  In the event that Mr. Larsen is terminated by the Registrant at any time other than for cause or the Registrant does not offer Mr. Larsen the position of permanent Chief Financial Officer and Mr. Larsen chooses to resign from the Registrant (i) more than two months after the start date of a permanent Chief Financial Officer or (ii) more that two months after a change of control of the Registrant in the event no permanent Chief Financial Officer has been appointed within such two month period, Mr. Larsen is entitled to certain agreed upon severance payments, including twelve months of his base salary and employee benefits.

The Registrant also agreed to pay one of its directors, Lewis Solomon, an additional fee of $10,000 per month for the next six months subject to renewal at that time, in connection with his role as Chairman of the Registrant’s Strategic Planning Committee  and related services that will require a significant amount of Mr. Solomon’s time.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Confidentiality, Standstill and Board Representation Agreement discussed in Item 1.01 above, Marc A. Weisman was elected to the Board of Directors of the Registrant on July 13, 2005.  It is expected that Mr. Weisman will serve on the Registrant’s Strategic Planning Committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

          The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Confidentiality, Standstill and Board Representation Agreement between Artesyn Technologies, Inc. and JANA Partners LLC dated July 7, 2005.

99.1	Artesyn Technologies, Inc. Press Release dated July 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESYN TECHNOLOGIES, INC.

(Registrant)

Dated: July 13, 2005

	By:	/s/ GARY LARSEN

	Name:	Gary Larsen
	Title:	Interim VP, Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Confidentiality, Standstill and Board Representation Agreement between Artesyn Technologies, Inc. and JANA Partners LLC dated July 7, 2005.

99.1	Artesyn Technologies, Inc. Press Release dated July 8, 2005.